Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Alliant Energy Media Contact: Steve Schultz (608) 458-3285
Alliant Energy Investor Relations Contact: Susan Gille (608) 458-3956
Calpine Corporation Media Contact: Norma Dunn (713) 830-8883
Calpine Corporation Investor Relations Contact: Bryan Kimzey (713) 830-8777

Wisconsin Power and Light Company exercises option to purchase Riverside Energy Center
600MW combined cycle natural gas facility is located in Beloit, WI

MADISON, WI and Houston, TX - May 18, 2012 - Wisconsin Power and Light Company (WPL), a subsidiary of Alliant Energy Corporation (NYSE:LNT), announced today that it exercised its option to purchase Riverside Energy Center, LLC, which owns the Riverside Energy Center, from Calpine Corporation (NYSE:CPN).

The Riverside Energy Center (Riverside) is a 600MW combined cycle natural gas-fired electric generating facility located in Beloit, Wisconsin. It began operation in 2004. WPL currently has a purchase power agreement for approximately 500MW from Riverside. Under that agreement, WPL has the option to purchase Riverside if it exercises the option on or before May 31, 2012.

“We exercised our option because we believe purchasing Riverside allows us to better manage our generation fleet to reduce our reliance on market purchases, manage costs for our customers and remain flexible for the future,” said John Larsen, President - WPL.

“We are pleased we were able to work with Wisconsin Power and Light to achieve a mutually successful outcome by providing them a clean, modern and efficient facility needed to serve their customers while realizing value for Calpine that may now be strategically redeployed for the benefit of our shareholders," said Thad Hill, Calpine Chief Operating Officer. "We are also pleased that Wisconsin Power and Light is interested in retaining the current Riverside employees to ensure a smooth ownership and operating transition."

The Public Service Commission of Wisconsin approved the approximately $392 million purchase last month. The purchase is subject to approval from the Federal Energy Regulatory Commission (FERC) and under the Hart-Scott-Rodino Act.

WPL expects to close this purchase by December 31, 2012.

Wisconsin Power and Light Company (WPL), based in Madison, Wis., provides electric service to approximately 459,000 customers and natural gas service to approximately 180,000 customers in more than 600 communities across central and southern Wisconsin. WPL is committed to providing the energy and exceptional service its customers and communities expect - safely, reliably, and affordably. WPL is a subsidiary of Alliant Energy Corporation, for more information, visit alliantenergy.com or call 1-800-ALLIANT (800-255-4268).

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects," "believe," or other words of similar import. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others: governmental actions and regulatory approvals, WPL's continued access to capital markets, legal proceedings against WPL and the availability of Riverside post-closing. The forward-looking statements included herein are made as of the date hereof and Alliant Energy and WPL undertake no obligation to update publicly such statements to reflect subsequent events or circumstances.

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering approximately 28,000 megawatts of clean, cost-effective, reliable and fuel-efficient power from its 92 operating plants to customers and communities in 20 U.S. states and Canada. Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity. Calpine owns, leases and operates primarily low-carbon, natural gas-fired and renewable geothermal power plants. Using advanced technologies, Calpine generates power in a reliable and environmentally responsible manner for the customers and communities it serves. Please visit our website at www.calpine.com for more information.

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine's reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2011. These filings are available by visiting the Securities and Exchange Commission's website at www.sec.gov or Calpine's website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

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